EXHIBIT 10.5

CLARIFICATION AND CORRECTION TO SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CLARIFICATION AND CORRECTION TO SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Clarification”), dated as of June 4, 2018, between:
SEARS HOLDINGS CORPORATION, a Delaware corporation (“Holdings”),
SEARS ROEBUCK ACCEPTANCE CORP., a Delaware corporation, and KMART CORPORATION, a Michigan corporation (the “Borrowers”),
The Lenders party hereto,
the Co-Collateral Agents, and
BANK OF AMERICA, N.A., as Administrative Agent (the “Agent”),
in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrowers, the Lenders party thereto, the Co-Collateral Agents party thereto, and the Agent, among others, are party to that certain Third Amended and Restated Credit Agreement, dated as of July 21, 2015, as amended pursuant to that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of April 8, 2016, that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of February 10, 2017, that certain Third Amendment to Third Amended and Restated Credit Agreement, dated as of December 12, 2017, that certain Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of February 7, 2018, that certain Fifth Amendment to Third Amended and Restated Credit Agreement, dated as of the March 21, 2018, and that certain Sixth Amendment to Third Amended and Restated Credit Agreement (the “Sixth Amendment”), dated as of March 21, 2018 (the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Sixth Amendment (giving effect to this Clarification), the “Amended Credit Agreement”);

WHEREAS, pursuant to the Sixth Amendment, the parties thereto established a “first-in, last-out” facility (the “FILO Facility”) in accordance with the terms of Section 2.20 of the Existing Credit Agreement; and

WHEREAS, Section 2.20(d) of the Existing Credit Agreement provides that the FILO Facility shall be established pursuant to an amendment thereto to the extent necessary to reflect the existence and terms of the FILO Facility and to effect other amendments thereto and to the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrowers, to effect the provisions of such Section, with the consent of the FILO Lenders, the

Co-Collateral Agents and the Borrower (such consents not to be unreasonably withheld), but without the need for further consents from the Lenders; and

WHEREAS, the parties to the Sixth Amendment have determined that Part II of Annex C to the Sixth Amendment inadvertently omitted certain prior amendments that had been made to the Guarantee and Collateral Agreement pursuant to that certain Confirmation, Ratification and Amendment of Ancillary Loan Documents, dated as of April 8, 2016, among Holdings, the Borrowers, the Subsidiary Guarantors, and the Agent; and

WHEREAS, such inadvertently omitted provisions are unrelated to the establishment of the FILO Facility, and the omission thereof was ineffective under Section 2.20 of the Credit Agreement; and

WHEREAS, Holdings, the Borrowers, the FILO Lenders, the Co-Collateral Agents and the Agent have agreed to enter into this Clarification to correct such inadvertent omission.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.	Incorporation of Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in the Existing Credit Agreement.

2.	Clarification and Correction to Sixth Amendment. Annex C to the Sixth Amendment is hereby replaced with Annex C hereto.

3.
Conditions to Effectiveness. This Clarification shall become effective on the date that each of the following conditions precedent has been fulfilled as reasonably determined by the Agent (provided that, with respect to matters that require the satisfaction or consent of the Co-Collateral Agents, the Borrowers, the FILO Lenders or any other Person, the Agent may infer such satisfaction or consent from the delivery by such Persons of their executed counterpart signature pages hereto or to such other agreements to which such Person is a party):

a.
This Clarification shall have been duly executed and delivered by Holdings, the Borrowers, each 2018 FILO Lender, the Co-Collateral Agents and the Agent, and the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

b.
Each Loan Party shall have duly executed and delivered to the Agent a reaffirmation (in form and substance satisfactory to the Agent) of its obligations (including guarantees) and liens under the Loan Documents.

4.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns.

5.
Expenses. The Borrowers shall reimburse the Agent and the Co-Collateral Agents for all reasonable and documented out-of-pocket expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees.

6.
Multiple Counterparts. This Clarification may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Clarification by facsimile or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Clarification.

7.
Governing Law. THIS CLARIFICATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

8.
FATCA. For purposes of determining withholding taxes imposed under FATCA, the Loan Parties, the Agent and the Co-Collateral Agents shall treat (and the Lenders hereby authorize the Agent and the Co-Collateral Agents to treat) the Amended Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

9.
Effect of Clarification. The execution, delivery and effectiveness of this Clarification shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agents or the Lenders under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement. Except as provided herein and in the Amended Credit Agreement, all of the terms and conditions of the Existing Credit Agreement (including the Exhibits thereto) and the other Loan Documents shall remain in full force and effect, and each Borrower hereby reaffirms its obligations (including obligations under any guarantee) and liens granted thereunder. This Clarification is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement or an accord and satisfaction in regard thereto. Wherever possible, each provision of this Clarification shall be interpreted in such manner as to be valid under applicable Requirements of Law. If any provision is found to be invalid under applicable Requirements of Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Clarification shall remain in full force and effect. This Clarification shall each constitute a Loan Document for all purposes of the Amended Credit Agreement.

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IN WITNESS WHEREOF, this Clarification has been duly executed and delivered by each of the parties hereto as of the date first above written.

HOLDINGS:

SEARS HOLDINGS CORPORATION
By: /s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

BORROWERS:

SEARS ROEBUCK ACCEPTANCE CORP.
By: /s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President, Finance

KMART CORPORATION
By: /s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

BANK OF AMERICA, N.A., as Agent and Co-Collateral Agent

By:     /s/ Brian Lindblom
Name: Brian Lindblom
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Collateral Agent

By:     /s/ Joseph Burt
Name: Joseph Burt
Title: Director

JPP, LLC, as 2018 FILO Lender

By:     /s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Member

JPP II, LLC, as 2018 FILO Lender
By: RBS Partners, L.P., as Manager
By: ESL Investments, Inc., as General Partner

By:     /s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Chairman and Chief Executive Officer

GACP II, L.P., as 2018 FILO Lender

By:     /s/ John Ahn
Name: John Ahn
Title: President

Benefit Street 2018 LLC, as 2018 FILO Lender

By:     /s/ Thomas J. Tisch
Name: Thomas J. Tisch
Title: Manager

Annex C

Amendments to Guarantee and Collateral Agreement

Part I

“FILO Liabilities” means all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants and indemnities of, any Loan Party arising under any Loan Document or otherwise with respect to the FILO Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs and expenses that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

Part II

6.4    Application of Proceeds. If an Event of Default shall have occurred and be continuing, and the Obligations shall have been accelerated or a Liquidation shall have been commenced, except (i) to the extent otherwise agreed by all Lenders, or (ii) with respect to any revisions made pursuant to Section 8.1 hereof in connection with the implementation of the FILO Facility, to the extent agreed by the Co-Collateral Agents pursuant to Section 2.20 of the Credit Agreement, the Agent shall apply all or any part of Proceeds constituting Collateral, whether or not held in the Agent’s Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:
First, to pay all incurred and unpaid fees, expenses, indemnities, and other amounts (including fees, charges and disbursements of counsel to the Agent and the Co-Collateral Agents) payable to the Agent and the Co-Collateral Agents (each in its capacity as such) under the Loan Documents, pro rata among such Persons according to the amounts of such Obligations then due and owing and remaining unpaid to each;
Second, to pay all incurred and unpaid expenses, indemnities, and other amounts (other than principal, interest and fees, and Obligations relating to Cash Management Services and Bank Products or relating to any FILO Loan) payable to the Lenders, the Swingline Lender and the Issuing Lenders (including fees, charges and disbursements of counsel to the respective Lenders, the Swingline Lender and the Issuing Lenders and amounts payable under Section 2.12), under the Loan Documents, pro rata among such Persons according to the amounts of such Obligations then due and owing and remaining unpaid to each;
Third, to pay all accrued and unpaid interest on all Permitted Overadvances, to the Agent or pro rata among the Lenders, as applicable, according to the amounts of such Obligations then due and owing and remaining unpaid to each;

Fourth, to pay all the unpaid principal on all Permitted Overadvances, to the Agent or pro rata among the Lenders, as applicable, according to the amounts of such Obligations then due and owing and remaining unpaid to each;
Fifth, to pay all accrued and unpaid interest on the Swingline Advances (to the extent that Swingline Advances have not been refinanced by a Revolving Advance);
Sixth, to pay all the unpaid principal of the Swingline Advances (to the extent that Swingline Advances have not been refinanced by a Revolving Advance);
Seventh, to pay all accrued and unpaid interest on all Advances, the Term Loan and the 2016 Term Loan, and fees, payable to the Lenders and the Issuing Lenders under the Loan Documents (other than such amounts relating to any FILO Loan), pro rata among such Persons according to the amounts of such Obligations then due and owing and remaining unpaid to each;
Eighth, to pay all the unpaid principal on all Advances, the Term Loan and the 2016 Term Loan, pro rata among the Lenders according to the amounts of such Obligations then due and owing and remaining unpaid to the Lenders;
Ninth, to pay all other amounts then due and owing and remaining unpaid in respect of the Obligations (other than Obligations relating to Cash Management Services and Bank Products or relating to any FILO Loan), pro rata among the Lenders according to the amounts of the Obligations (other than Obligations relating to Cash Management Services and Bank Products or relating to any FILO Loan) then due and owing and remaining unpaid to the Lenders;
Tenth, to the applicable Lenders or Affiliates thereof towards the payment of amounts then due and owing and remaining unpaid in respect of Cash Management Services and the prepayment, settlement and termination of Cash Management Services, pro rata among the applicable Lenders and Affiliates thereof according to the amounts then due and owing and remaining unpaid in respect of Cash Management Services;
Eleventh, to the applicable Lenders or Affiliates thereof towards the payment of amounts then due and owing and remaining unpaid in respect of Bank Products (other than the 2016 Letter of Credit Facility), pro rata among the applicable Lenders and Affiliates thereof according to the amounts that would become due and owing upon the prepayment, settlement and termination of such Bank Products;
Twelfth, to pay all accrued and unpaid interest on the FILO Loan, and fees, payable to the FILO Lenders under the Loan Documents, pro rata among such Persons according to the amounts of such Obligations then due and owing and remaining unpaid to each;
Thirteenth, to pay all the unpaid principal on the FILO Loan, pro rata among the FILO Lenders according to the amounts of such Obligations then due and owing and remaining unpaid to the FILO Lenders;
Fourteenth, to pay all other amounts then due and owing and remaining unpaid in respect of the Obligations relating to any FILO Loan (other than, while any Default or Event of Default pursuant to Section 7.01(e) of the Credit Agreement is continuing, amounts referred to in clause

Fifteenth below), rata among the FILO Lenders according to the amounts of the Obligations relating to any FILO Loan, then due and owing and remaining unpaid to the FILO Lenders;
Fifteenth, while any Default or Event of Default pursuant to Section 7.01(e) of the Credit Agreement is continuing, to pay all amounts then due and owing and remaining unpaid in respect of the Obligations relating to any FILO Loan pursuant to Section 2.05(c) of the Credit Agreement, rata among the FILO Lenders according to the amounts of the Obligations relating to any FILO Loan) then due and owing and remaining unpaid to the FILO Lenders; provided that no such amount shall be paid until the payment in full in cash of all Obligations, the termination of all Commitments and termination or cash collateralization of all Letters of Credit in accordance with Section 9.01(b) (and, in the event that any such Obligations, Commitments or obligations with respect to Letters of Credit are replaced or refinanced by any debtor-in-possession facility, the repayment in full in cash and/or termination or cash collateralization thereof in accordance with the terms of such debtor-in-possession facility and any related orders (including financing and cash collateral orders)), in each case excluding, however, Obligations referred to in clause Sixteenth below;
Sixteenth, to the applicable Lenders or Affiliates thereof towards the payment of amounts then due and owing and remaining unpaid in respect of Bank Products constituting the 2016 Letter of Credit Facility, pro rata among the applicable Lenders and Affiliates thereof according to the amounts that would become due and owing upon the prepayment, settlement and termination of such Bank Products; and
Seventeenth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding (unless the same has been cash collateralized in an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit and all other Reimbursement Obligations or back-to-back letters of credit from an issuer and on terms acceptable to the Issuing Lender have been provided in respect of such Letters of Credit) and the Commitments shall have terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.